Xtant Medical Appoints Kevin Brandt as Chief Commercial Officer

BELGRADE, MT, July 10, 2018 (ACCESSWIRE) — Xtant Medical Holdings, Inc. (NYSE American:XTNT), a leader in the development of regenerative medicine products and medical devices, today announced the appointment of Kevin Brandt to the new executive position of Chief Commercial Officer effective July 9, 2018.

“We are excited to have such a talented and experienced executive officer join our team,” said Carl O’Connell, chief executive officer of Xtant. “Kevin’s past accomplishments in the medical device industry show that he is an accomplished business strategist with a unique ability to provide the leadership in sales and marketing to build our Company’s revenues and profitability. I expect his contributions will be transformative for Xtant.”

Brandt brings to Xtant more than 28 years of experience in the medical device industry. As the former executive vice president and chief commercial officer of RTI Surgical, Inc.’s domestic direct business, Brandt led all domestic direct lines of business and R&D for a global surgical implant company marketing biologic, medical and synthetic implants. Prior to joining RTI Surgical in 2012, Brandt spent 18 years at Stryker Corporation from 1994-2012 in various senior commercial leadership positions. Most notably, while at Stryker he served as President of Osteokinetics from 2002-2012 as one of their largest distributors and prior to that he was Senior Director of US Spine sales from 2000-2001 responsible for creating and leading Stryker’s US Spine sales organization.

“I’m thrilled to be joining the Xtant team to lead the development and execution of their commercial strategy”, indicated Kevin Brandt. “Xtant’s legacy portfolio of biologics and fixation products provide a great foundation to build upon in the field of regenerative medicine and medical devices”.

About Xtant Medical

Xtant Medical develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant Medical products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant Medical can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as ‘‘continue,’’ ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘strategy,’’ ‘‘will,’’ “can” or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability to increase revenue; the ability to achieve expected results; the ability to remain competitive; the ability to innovate and develop new products; the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals; government regulations; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt and comply with debt covenants; the ability to raise additional financing and other factors. Additional risk factors are listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (SEC) on April 2, 2018 and subsequent SEC filings by the Company, including without limitation its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Contact:

Xtant Medical Holdings, Inc.

Molly Mason

mmason@xtantmedical.com